ARTICLES OF INCORPORATION

Article I. Name
---------------

The name of this Florida corporation is:
Premier Supplements Corp.


Article II. Address
-------------------

The mailing address of the Corporation is:
Premier Supplements Corp.
340 Royal Palm Way, Suite 201
Palm Beach FL 33480

Article III.  Registered Agent
-------------------------------

The name and address of the registered agent of the Corporation is:
Don Mintmire, Esq.
265 Sunrise Avenue, Suite 204
Palm Beach FL 33480

Article IV. Board of Directors
------------------------------

The incorporator shall hold an organizational meeting or execute a written consent to elect a Board of Directors who shall complete the organization of the Corporation.

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.







Corporate Creations International Inc.
401 Ocean Drive #312 (Door Code 125)
Miami Beach FL 33139-6629
(305) 672-0686



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Article V. Capital Stock
------------------------

The Corporation shall have the authority to issue 2,000 shares of common stock value $.01 per share.

Article VI.  Incorporator
-------------------------

The name and address of the incorporator is:
Corporate Creations International Inc.
401 Ocean Drive #312 (Door Code 125)
Miami Beach FL 33139-6629

Article VII.  Corporate Existence
---------------------------------
The corporate existence of the Corporation shall begin effective March 21, 1997

The undersigned incorporator executed these Articles of Incorporation on March 21, 1997


Corporate Creations International Inc.

By: Kara O'Donnell
    ---------------------------------------
    Kara O'Donnell Vice President








Corporate Creations International Inc.
401 Ocean Drive #312 (Door Code 125)
Miami Beach FL 33139-6629
(305) 672-0686



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Article I. Name
---------------

The name of this Florida corporation is: Premier Supplements Corp. (the "Corporation").

Article II.  Amendment
----------------------

The Articles of Incorporation of the Corporation are amended as follows:
Artcle V shall be deleted in its entirety and replaced with the following:

The Corporation shall have the authority to issue 50,000,000 shares of Common stock, par value $.001 per share. The Corporation shall have the authority to issue 10,000,000 shares of preferred stock, par value $.001 per share, which may be divided into series and with preferences, limitaions and relative rights determined by the Board of Directors.

Article III.  Date Amendment Adopted
------------------------------------

The amendment set forth in these Articles of Amendment was adopted on March 24, 1997.

Article IV.  Shareholder Approval of Amendment
----------------------------------------------

The amendment set forth in these Articles of Amendment was proposed by the Corporation's Board of Directors and approved by the shareholders by a vote sufficient for approval of the amendment.

An authorized representative of the Corporation executed these Articles of Amendment on March 24, 1997.

Premier Supplements Corp.

By: B. R. Fons
    -------------------------------
     B. R. Fons
     Its: Assistant Secretary






Mintmire & Associates
265 Sunrise Avenue, Suite 204
Palm Beach FL 33480
561-832-5696

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                             ARTICLES OF AMENDMENT
                                       to
                           ARTICLES OF INCORPORATION
                                       of
                           PREMIER SUPPLEMENTS, INC.



         Pursuant to the provisions of Section 607.1006 of the Florida Statutes, this Florida corporation adopts the following amendment to its articles of incorporation:

FIRST:  Article I. is hereby amended to read as follows:

        The name of the corporation is CentraCan, Inc.

SECOND: The date of the adoption of the foregoing amendment is May 15, 1998.

THIRD: The foregoing amendment was approved by the shareholders of the corporation. The number of votes case for the amendment was sufficient for approval.




Signed this 15th day of May 1998.






                                                 Sean P. O'Connor
                                                 -------------------------------
                                                 Sean P. O'Connor
                                                 President and Sole Director